Exhibit 99.1

For more information contact
Media:
Natalie Hedde
Phone	812.491.5105
Investors:
David Mordy
Phone	713.207.6500

For Immediate Release
CenterPoint Energy reports Q3 2020 earnings of $0.13 per diluted share; $0.34 diluted EPS on a guidance basis, with $0.29 diluted EPS from utility operations and $0.05 diluted EPS from midstream investments

• Utilities led company with strong third quarter results
• Raising 2020 Utility EPS guidance range to $1.12 - $1.20 and reiterating 5% - 7% Utility EPS guidance basis growth rate target
• Third quarter 2020 GAAP results include after-tax non-cash impairment charges of $92 million or $0.15 per diluted share for the company's share of impairment charges recorded by Enable

Houston - Nov. 5, 2020 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $69 million, or $0.13 per diluted share, for the third quarter of 2020, compared to income available to common shareholders of $241 million, or $0.47 per diluted share, for the third quarter of 2019. The third quarter 2020 results included after-tax non-cash impairment charges of $92 million or $0.15 per diluted share for the company’s share of impairment charges recorded by Enable Midstream Partners, LP (“Enable”).

On a guidance basis, third quarter 2020 earnings were $0.34 per diluted share, with $0.29 per diluted share from utility operations, and $0.05 per diluted share from midstream investments, excluding non-cash impairment charges. Third quarter 2019 earnings, on a guidance basis, were $0.47 per diluted share, with $0.39 per diluted share from utility operations and $0.08 per diluted share from midstream investments. See “Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to guidance basis income and guidance basis diluted earnings per share (Non-GAAP)” and “Earnings Outlook and Non-GAAP Considerations” below.

“Our strong third quarter results confirm our commitment to delivering value for our customers and shareholders,” said Dave Lesar, President and Chief Executive Officer of CenterPoint Energy. “Given the strength of our results, we are raising our 2020 guidance basis Utility EPS range to $1.12 - $1.20.”

Lesar added, “We also recently concluded the work of the Business Review and Evaluation Committee of the Board. We are eager to share our strategy and invite investors to join management for a virtual Investor Day on December 7, 2020.”

“During our Investor Day, we will highlight our updated long-term annual rate base growth projection of approximately 10%. This rate base growth is central to our strategy to deliver consistent year-over-year earnings growth to investors and improve service to our customers. The projected additional capital expenditures driving this 10% annual rate base growth not only put us in a position to reiterate our 5% - 7% five-year guidance basis Utility EPS annual growth target, but gives us confidence in being able to deliver results at the top end of that range. I remain greatly energized about CenterPoint Energy’s future and will continue to work tirelessly to drive maximum value for all of our stakeholders.”

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Earnings Outlook and Non-GAAP Considerations

To provide greater transparency on utility earnings, 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range.

In addition to presenting its financial results in accordance with GAAP, including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, CenterPoint Energy provides guidance based on guidance basis income and guidance basis diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

Management evaluates CenterPoint Energy’s financial performance in part based on guidance basis earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance, including the impact of its Enable investment, by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s guidance basis income and guidance basis diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

(1) Utility EPS Guidance Range

•The Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution segments, as well as after tax Corporate and Other operating income.

•The 2020 Utility EPS guidance range reflects dilution and earnings as if the Series C preferred stock were issued as common stock.

•The Utility EPS guidance excludes:
◦Earnings or losses from the change in value of ZENS and related securities
◦Certain expenses associated with merger integration and Business Review and Evaluation Committee activities
◦Severance costs
◦Results related to Infrastructure Services and Energy Services, including costs and impairment resulting from the sale of those businesses
◦Midstream Investments and allocation of associated corporate overhead
In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2020 Utility EPS guidance range also considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (above 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings, and anticipated cost savings as a result of the merger. In addition, the Utility EPS guidance range incorporates a full-year COVID-19 scenario range of $0.10 - $0.15 which assumes reduced demand levels and miscellaneous revenues with the second quarter as the peak and reflects anticipated deferral and recovery of certain incremental expenses, including bad debt. The COVID-19 scenario range also assumes a gradual re-opening of the economy in CenterPoint Energy's service territories, with anticipated reduced demand and lower miscellaneous revenues over the remainder of 2020. The 2020 Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements, income on Enable preferred units and other items directly attributable to the parent along with the associated income taxes. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking guidance basis diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

(2) Midstream Investments EPS Expected Range

The 2020 Midstream Investments EPS expected range is $0.15 - $0.18. In providing this EPS expected range for Midstream Investments, CenterPoint Energy assumes a 53.7 percent ownership of Enable's common units and includes the amortization of its basis differential in Enable and assumes an allocation of its corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range reflects dilution and earnings as if CenterPoint Energy's Series C preferred stock were issued as common stock. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated November 4, 2020, and effective tax rates. In providing this 2020 guidance, CenterPoint Energy uses a non-GAAP measure of guidance basis diluted earnings per share that does not consider other potential impacts such as changes in accounting standards, impairments or Enable’s unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking guidance basis diluted earnings per share because changes in Enable’s outlook, future impairments related to Midstream Investments or Enable’s unusual items are not estimable and are difficult to predict due to various factors outside of CenterPoint Energy management’s control.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to guidance basis income and guidance basis diluted earnings per share (Non-GAAP)

Quarter Ended
September 30, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$193	$0.35	$(62)	$(0.11)	$(56)	$(0.10)	$(6)	$(0.01)	$69	$0.13

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $18)(4)(5)	—	—	—	—	(65)	(0.12)	—	—	(65)	(0.12)
Indexed debt securities (net of taxes of $18)(4)	—	—	—	—	66	0.12	—	—	66	0.12

Impacts associated with the Vectren merger (net of taxes of $0, $1)(4)	2	—	—	—	2	0.01	—	—	4	0.01

Severance costs (net of taxes of $1)(4)	4	0.01	—	—	—	—	—	—	4	0.01

Impacts associated with the sales of CES (1) and CIS (2) (net of taxes of $0)(4)	—	—	—	—	—	—	7	0.01	7	0.01

Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	23	0.04	—	—	23	0.04
Impact of increased share count on EPS if issued as common stock	—	(0.03)	—	0.01	—	0.01	—	—	—	(0.01)
Total Series C preferred stock impacts	—	(0.03)	—	0.01	23	0.05	—	—	23	0.03

Loss on impairment (net of taxes of $29)(4)	—	—	92	0.15	—	—	—	—	92	0.15

Corporate and Other Allocation	(26)	(0.04)	(3)	—	30	0.04	(1)	—	—	—

Consolidated on a guidance basis	$173	$0.29	$27	$0.05	$—	$—	$—	$—	$200	$0.34

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other, plus income allocated to preferred shareholders

Quarter Ended
September 30, 2019
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$225	$0.44	$50	$0.10	$(53)	$(0.10)	$19	$0.03	$241	$0.47

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $1)(4)	—	—	—	—	—	—	1	—	1	—

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $12)(4)(5)	—	—	—	—	(47)	(0.09)	—	—	(47)	(0.09)
Indexed debt securities (net of taxes of $12) (4)	—	—	—	—	50	0.10	—	—	50	0.10

Impacts associated with the Vectren merger (net of taxes of $2, $7, $1)(4)	3	0.01	—	—	13	0.03	4	0.01	20	0.05

Corporate and Other Allocation	(34)	(0.06)	(8)	(0.02)	37	0.06	5	0.02	—	—

Exclusion of Discontinued Operations (7)	—	—	—	—	—	—	(29)	(0.06)	(29)	(0.06)

Consolidated on a guidance basis	$194	$0.39	$42	$0.08	$—	$—	$—	$—	$236	$0.47

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other, plus income allocated to preferred shareholders
(7) Results related to discontinued operations are excluded from the company's guidance basis results

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, November 5, 2020, at 7:00 a.m. Central time/8:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

About CenterPoint Energy, Inc.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of September 30, 2020, the company owned approximately $33 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-looking Statements

This news release includes, and the earnings conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release or on the earnings conference call regarding capital investments, rate base growth and our ability to achieve it, future earnings and guidance, including long-term growth rate, and future financial performance and results of operations, including, but not limited to the impact of COVID-19, including with respect to regulatory actions and the COVID-19 scenario range discussed in this news release, the Business Review and Evaluation Committee’s review process and outcomes, value creation, opportunities and expectations and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release or discussed on the earnings conference call speaks only as of the date of this release or the earnings conference call.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include, but are not limited to, risks and uncertainties relating to: (1) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of CenterPoint Energy’s interest in Enable;
(2) CenterPoint Energy's expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities;
(3) financial market and general economic conditions, including access to debt and equity capital and the effect on sales, prices and costs; (4) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (5) actions by credit rating agencies, including any potential downgrades to credit ratings; (6) the timing and impact of future regulatory and legal proceedings; (7) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s carbon reduction targets; (8) the impact of the COVID-19 pandemic; (9) the recording of impairment charges, including any impairments related to CenterPoint Energy’s investment in Enable; (10) weather variations and CenterPoint Energy’s ability to mitigate weather impacts; (11) changes in business plans; (12) CenterPoint Energy's ability to fund and invest planned capital, including timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (13) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including the recommendations and outcomes of the Business Review and Evaluation Committee, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which may not be completed or result in the benefits anticipated by CenterPoint Energy or Enable; (14) CenterPoint Energy’s ability to execute operations and maintenance management initiatives; and (15) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, including in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” sections of such reports, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Utility revenues	$1,538	$1,548	$5,087	$5,284
Non-utility revenues	84	110	277	261
Total	1,622	1,658	5,364	5,545
Expenses:
Utility natural gas, fuel and purchased power	170	171	981	1,228
Non-utility cost of revenues, including natural gas	63	80	196	188
Operation and maintenance	659	621	1,976	2,042
Depreciation and amortization	306	316	885	938
Taxes other than income taxes	122	113	387	352
Goodwill Impairment	—	—	185	—
Total	1,320	1,301	4,610	4,748
Operating Income	302	357	754	797
Other Income (Expense):
Gain on marketable securities	83	59	14	206
Loss on indexed debt securities	(84)	(62)	(25)	(216)
Interest expense and other finance charges	(121)	(134)	(388)	(389)
Interest expense on Securitization Bonds	(7)	(9)	(22)	(31)
Equity in earnings (loss) of unconsolidated affiliates, net	(67)	77	(1,499)	213
Interest income	1	3	2	16
Interest income from Securitization Bonds	—	1	1	4
Other income, net	10	5	44	20
Total	(185)	(60)	(1,873)	(177)
Income (Loss) from Continuing Operations Before Income Taxes	117	297	(1,119)	620
Income tax expense (benefit)	(10)	46	(328)	75
Income (Loss) from Continuing Operations	127	251	(791)	545
Income (Loss) from Discontinued Operations (net of tax expense of $-0-, $16, $21 and $38, respectively)	(6)	19	(182)	89
Net Income (Loss)	121	270	(973)	634
Income allocated to preferred shareholders	52	29	127	88
Income (Loss) Available to Common Shareholders	$69	$241	$(1,100)	$546

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Basic earnings (loss) per common share - continuing operations	$0.14	$0.44	$(1.75)	$0.91
Basic earnings (loss) per common share - discontinued operations	(0.01)	0.04	(0.35)	0.18
Basic Earnings (loss) Per Common Share	$0.13	$0.48	$(2.10)	$1.09
Diluted earnings (loss) per common share - continuing operations	$0.14	$0.44	$(1.75)	$0.91
Diluted earnings (loss) per common share - discontinued operations	(0.01)	0.03	(0.35)	0.17
Diluted Earnings Per Common Share	$0.13	$0.47	$(2.10)	$1.08

Dividends Declared per Common Share	$0.1500	$0.2875	$0.5900	$0.5750
Dividends Paid per Common Share	$0.1500	$0.2875	$0.5900	$0.8625
Weighted Average Common Shares Outstanding (in millions):
- Basic	545	502	525	502
- Diluted	548	505	525	505

Net Income (Loss) by Segment
Houston Electric T&D	$157	$185	$281	$315
Indiana Electric Integrated	31	34	(121)	41
Natural Gas Distribution	5	6	242	149
Total Utility Operations	193	225	402	505
Midstream Investments	(62)	50	(1,165)	124
Corporate and Other	(4)	(24)	(28)	(84)
Income (Loss) from Continuing Operations	127	251	(791)	545
Income (loss) from Discontinued Operations, net of tax	(6)	19	(182)	89
Net Income (Loss)	$121	$270	$(973)	$634

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Houston Electric T&D
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav

Revenues	$828	$859	(4)%	$2,186	$2,313	(5)%
Expenses:
Operation and maintenance	381	359	(6)%	1,104	1,086	(2)%
Depreciation and amortization	151	168	10%	420	519	19%
Taxes other than income taxes	64	63	(2)%	192	186	(3)%
Total expenses	596	590	(1)%	1,716	1,791	4%
Operating Income	232	269	(14)%	470	522	(10)%
Other Income (Expense)
Interest expense and other finance charges	(50)	(50)	—	(149)	(154)	3%
Interest income	1	9	(89)%	3	22	(86)%
Other income (expense), net	—	(2)	—	4	(5)	180%
Income From Continuing Operations Before Income Taxes	183	226	(19)%	328	385	(15)%
Income tax expense	26	41	37%	47	70	33%
Net Income	$157	$185	(15)%	$281	$315	(11)%
Actual GWH Delivered
Residential	11,237	11,224	—	25,028	24,392	3%
Total	28,031	28,379	(1)%	71,293	71,417	—
Weather (percentage of 10-year average for service area):
Cooling degree days	106%	110%	(4)%	109%	106%	3%
Heating degree days	—%	—%	—%	68%	93%	(25)%
Number of metered customers - end of period:
Residential	2,291,038	2,232,740	3%	2,291,038	2,232,740	3%
Total	2,586,093	2,523,450	2%	2,586,093	2,523,450	2%

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Indiana Electric Integrated
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2020	2019	Fav / Unfav	2020	2019 (1)	Fav / Unfav
Revenues	$157	$165	(5)%	$414	$388	7%
Utility natural gas, fuel and purchased power	41	46	11%	108	112	4%
Revenues less Utility natural gas, fuel and purchased power	116	119	(3)%	306	276	11%
Expenses:
Operation and maintenance	46	42	(10)%	128	136	6%
Depreciation and amortization	26	25	(4)%	77	66	(17)%
Taxes other than income taxes	4	4	—	12	10	(20)%
Goodwill impairment	—	—	—	185	—	—
Total expenses	76	71	(7)%	402	212	(90)%
Operating Income (Loss)	40	48	(17)%	(96)	64	(250)%
Other Income (Expense)
Interest expense and other finance charges	(5)	(6)	17%	(16)	(16)	—
Other income, net	3	1	200%	6	3	100%
Income (Loss) From Continuing Operations Before Income Taxes	38	43	(12)%	(106)	51	(308)%
Income tax expense	7	9	22%	15	10	(50)%
Net Income (Loss)	$31	$34	(9)%	$(121)	$41	(395)%
Actual GWH Delivered
Residential	438	457	(4)%	1,085	978	11%
Total	1,421	1,555	(9)%	3,630	3,568	2%
Weather (percentage of 10-year average for service area):
Cooling degree days	104%	113%	(9)%	104%	114%	(10)%
Heating degree days	99%	99%	—%	93%	95%	(2)%
Number of metered customers - end of period:
Residential	129,817	128,381	1%	129,817	128,381	1%
Total	148,925	147,337	1%	148,925	147,337	1%

(1) Represents February 1, 2019 through September 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Natural Gas Distribution
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019 (1)	Fav/Unfav
Revenues	$560	$541	4%	$2,519	$2,629	(4)%
Cost of revenues (2)	131	136	4%	888	1,145	22%
Revenues less Cost of revenues	429	405	6%	1,631	1,484	10%
Expenses:
Operation and maintenance	239	226	(6)%	738	780	5%
Depreciation and amortization	115	108	(6)%	339	310	(9)%
Taxes other than income taxes	52	43	(21)%	175	149	(17)%
Total expenses	406	377	(8)%	1,252	1,239	(1)%
Operating Income	23	28	(18)%	379	245	55%
Other Income (Expense)
Interest expense and other finance charges	(29)	(24)	(21)%	(90)	(71)	(27)%
Interest income	2	5	(60)%	5	6	(17)%
Other expense, net	—	(5)	—	(2)	(6)	67%
Income (Loss) From Continuing Operations Before Income Taxes	(4)	4	(200)%	292	174	68%
Income tax expense (benefit)	(9)	(2)	350%	50	25	(100)%
Net Income	$5	$6	(17)%	$242	$149	62%
Throughput data in BCF
Residential	18	16	13%	157	160	(2)%
Commercial and industrial	84	88	(5)%	317	326	(3)%
Total Throughput	102	104	(2)%	474	486	(2)%
Weather (percentage of 10-year average for service area):
Heating degree days	100%	18%	82%	90%	100%	(10)%
Number of customers - end of period:
Residential	4,295,169	4,194,232	2%	4,295,169	4,194,232	2%
Commercial and industrial	346,641	344,858	1%	346,641	344,858	1%
Total	4,641,810	4,539,090	2%	4,641,810	4,539,090	2%

(1) Includes acquired natural gas operations February 1, 2019 through September 30, 2019 results only due to the Merger.

(2) Includes Utility natural gas, fuel and purchased power and Non-utility cost of revenues, including natural gas.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Midstream Investments
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Non-utility revenues	$—	$—	—	$—	$—	—
Taxes other than income taxes	—	—	—	(1)	—	—
Total expenses	—	—	—	(1)	—	—
Operating Income	—	—	—	1	—	—
Other Income (Expense)
Interest expense and other finance charges	(14)	(13)	(8)%	(41)	(39)	(5)%
Equity in earnings (loss) from Enable, net	(67)	77	(187)%	(1,499)	213	(804)%
Interest income	—	2	—	1	7	(86)%
Income (Loss) From Continuing Operations Before Income Taxes	(81)	66	(223)%	(1,538)	181	(950)%
Income tax expense (benefit)	(19)	16	219%	(373)	57	754%
Net Income (Loss)	$(62)	$50	(224)%	$(1,165)	$124	(1,040)%

	Capital Expenditures by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019 (1)
Houston Electric T&D	$215	$239	$729	$722
Indiana Electric Integrated	77	46	191	135
Natural Gas Distribution	314	324	864	773
Corporate and Other	36	43	84	137
Continuing Operations	$642	$652	1,868	1,767
Discontinued Operations	—	14	21	61
Total Capital Expenditures	$642	$666	$1,889	$1,828

(1) Includes capital expenditures of acquired businesses from February 1, 2019 through September 30, 2019 only due to the Merger.

	Interest Expense Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Amortization of Deferred Financing Cost	$7	$8	$22	$22
Capitalization of Interest Cost	(7)	(10)	(20)	(29)
Securitization Bonds Interest Expense	7	9	22	31
Other Interest Expense	121	136	386	396
Total Interest Expense	$128	$143	$410	$420

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$185	$241
Current assets held for sale	—	1,002
Other current assets	2,600	2,694
Total current assets	2,785	3,937

Property, Plant and Equipment, net	21,735	20,624

Other Assets:
Goodwill	4,697	4,882
Regulatory assets	2,150	2,117
Investment in unconsolidated affiliates	749	2,408
Preferred units – unconsolidated affiliate	363	363
Non-current assets held for sale	—	962
Other non-current assets	226	236
Total other assets	8,185	10,968
Total Assets	$32,705	$35,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	$208	$231
Indexed debt	16	19
Current portion of other long-term debt	1,114	618
Current liabilities held for sale	—	455
Other current liabilities	2,492	2,655
Total current liabilities	3,830	3,978

Other Liabilities:
Deferred income taxes, net	3,575	3,928
Regulatory liabilities	3,480	3,474
Non-current liabilities held for sale	—	43
Other non-current liabilities	1,486	1,503
Total other liabilities	8,541	8,948

Long-term Debt:
Securitization bonds	610	746
Other	11,336	13,498
Total long-term debt	11,946	14,244

Shareholders' Equity	8,388	8,359
Total Liabilities and Shareholders' Equity	$32,705	$35,529

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Net income (loss)	$(973)	$634
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	909	1,028
Deferred income taxes	(429)	8
Goodwill impairment and loss from classification to held for sale	175	—
Goodwill impairment	185	—
Write-down of natural gas inventory	3	5
Equity in (earnings) losses of unconsolidated affiliates	1,499	(213)
Distributions from unconsolidated affiliates	109	226
Changes in net regulatory assets and liabilities	(76)	(101)
Changes in other assets and liabilities	36	(511)
Other, net	1	10
Net cash provided by operating activities	1,439	1,086

Net cash used in investing activities	(683)	(7,775)

Net cash provided by (used in) financing activities	(819)	2,708

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(63)	(3,981)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	271	4,278

Cash, Cash Equivalents and Restricted Cash at End of Period	$208	$297

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.